Exhibit 10.1

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE FORM

As used in this Employment Separation Agreement and Release Form (“Agreement”), the “Company” will mean CSX Corporation (“CSX”), CSX Transportation, Inc. (“CSXT”), and each reference to “the Company” will include CSX, CSXT and their respective subsidiaries, affiliates (including Consolidated Rail Corp.), successors and assigns.

1.    Resignation. Effective June 1, 2019 (“Separation Date”), I shall resign from my position and any other elected, appointed or other positions held within the Company. I understand that I will be entitled to the separation benefits set forth in this Agreement.

2.    Release of Claims.

a.    I unconditionally and irrevocably release the Company, and all of its past and present officers, directors, employees, agents, representatives, assigns, attorneys, insurers, subsidiaries, affiliates, predecessors, benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, affiliates and agents, and any other persons acting by, through, under or in concert with any of the persons or entities listed in this Paragraph (hereinafter the “Released Parties”) from any and all known or unknown claims, charges, promises, actions, or similar rights that I presently may have (“Claims”), including but not limited to, those relating in any way to my employment, or to my separation from employment with the Company as described in Paragraph 1 above, except for any rights and claims expressly specified in Paragraph 2.b and the payment(s) and benefits described in Paragraph 6. This includes a release of any rights or claims, if any, that I may have under the Age Discrimination in Employment Act (“ADEA”), as amended, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991, which requires equality in contractual relations without regard to race or national origin; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, as amended, which prohibits discrimination against qualified individuals with disabilities; the Rehabilitation Act of 1973, which prohibits discrimination against the handicapped; the Employee Retirement Income Security Act; the Fair Labor Standards Act; the Family and Medical Leave Act; Executive Order 11246; the Genetic Information Nondiscrimination Act; the Federal Employers’ Liability Act; the Sarbanes-Oxley Act; the Dodd–Frank Wall Street Reform and Consumer Protection Act; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release of any rights or claims I may have under the Worker Adjustment and Retraining Notification Act, its equivalent under state law, or any similar law that requires, among other things, that advance notice be given of certain workforce reductions. This also includes a release of any rights or claims I may have for wrongful discharge; breach of contract, whether express or implied; termination of employment in violation of any public policy; any other tort or contract claim; any claim for labor protection, whether under conditions imposed by the Surface Transportation Board, its predecessor, or any labor agreement; any claim under any workers’ compensation law or any other claim for personal injury; and any other claim for relief of any nature.

b.    This Agreement does not prohibit the following rights or claims: (1) claims that first arise after I sign the Agreement or which arise out of or in connection with the interpretation or enforcement of the Agreement itself; (2) my rights, protections and claims for indemnification as a former officer of the Company under the Articles and Bylaws of the Company, pursuant to applicable state law, and my rights, protections and claims under any Company insurance policies covering the indemnification of officers or employees of the Company in connection with their employment or duties with the Company; (3) my right to file a charge or complaint with the EEOC or similar federal or state agency, or my ability to participate in any investigation or proceeding conducted by such agency, except I agree and understand that I will not seek or accept any personal relief including, but not limited to, an award of monetary damages or reinstatement to employment, in connection with such a charge or claims; and (4) any rights or claims, whether specified above or not, that cannot be waived as a matter of law pursuant to federal, state or local statute. If it is determined that any claim covered by this Agreement cannot be waived as a matter of law, I expressly agree that the Agreement will nevertheless remain valid and fully enforceable as to the remaining released claims. Nothing in this Agreement is intended to prohibit or interfere with my right to participate as a complainant or witness in a governmental agency investigation (including any activities protected under the whistleblower provisions of any applicable laws or regulations), during which communications can be made without authorization by or notification to the company. I am waiving, however, my right to any monetary recovery or relief should the EEOC, U.S. Department of Labor or similar federal or state agency pursue any claims on your behalf that are purportedly released by this Agreement. For the avoidance of doubt, nothing herein prevents me from receiving any whistleblower award.

c.    By signing this Agreement, I understand that as part of the Agreement above, I voluntarily and knowingly waive any and all of my rights or claims under the federal Age Discrimination in Employment Act of 1967 (ADEA), as amended, that may have existed prior to or relate to my separation from employment from the Company.

3.    Changes to Medical Benefits. I understand that the Company, in its sole discretion, retains the right at any time for any reason to amend, terminate or charge for welfare benefit plans, including without limitation medical benefits, and that any such benefits to which I am now entitled or to which I may become entitled in the future are subject to such right.

4.    Knowing and Voluntary Release. I understand that I am releasing Claims that I may not know about, and that is my knowing and voluntary intent. I expressly waive all rights I might have under any law that is intended to prevent unknown claims from being released. I understand the significance of doing so.

5.    Withdrawal of Pending Claims; Consequences.

a.    Pursuit of Released Claims. I agree to withdraw all lawsuits, if any, against any Released Party, and I represent that I will not file any lawsuit against any Released Party based on the claims released under this Agreement. I promise not to seek any damages, remedies or other relief for myself personally with respect to any claim purportedly released by this Agreement. I promise to request any administrative agency or other body assuming jurisdiction of any lawsuit, complaint, or charge seeking damages, remedies, or other relief for me to cease pursuing the action on my behalf, except as otherwise provided in Paragraph 2.b above. However, I understand that nothing contained in this Paragraph 5 precludes me from challenging the validity of this Agreement under the ADEA, and this Section shall not apply to ADEA claims to the extent, if any, prohibited by applicable law.

b.    Consequences of Violating Promises. I agree to pay the reasonable attorneys’ fees, costs, and expenses and any damages the Released Parties may incur as a result of my filing a lawsuit against any Released Party based on the claims released under this Agreement. However, this Paragraph 5.b does not apply to the assertion of claims under the ADEA.

6.    Severance Payments and Benefits.

a.    Severance Payment. I understand that I will receive severance pay that is above and beyond any remuneration for the performance of services, benefit plan payments or any other amounts to which I am otherwise entitled and which is in lieu of any payments under any other severance pay plan or agreement of the Company, including, for the avoidance of doubt, the CSX Corporation Severance Pay Plan and my Change of Control Agreement dated February 23, 2018, and I agree that I will not make any claim for additional severance pay under those plans. I understand that I will receive severance pay equivalent to the sum of two (2) times my current base salary plus one (1) times 100% of my Target Incentive Opportunity (“TIO”) under the Company’s Management Incentive Compensation Plan (“MICP”) as set forth on the “Individual Statement of Severance” that I received from the Company and is incorporated as “Exhibit 1” to this Agreement (my “Severance Pay”). I have reviewed Exhibit 1 carefully, and I attest that it accurately states my salary and TIO. I understand that I will receive my Severance Pay in a single lump sum payment within thirty (30) days after my Separation Date. I understand that the Company will withhold appropriate amounts for federal, state and local income and employment taxes and all other legally required withholdings from my Severance Pay.

b.    Pension Enhancement. I understand that I will receive a pension enhancement that is above and beyond any benefit under the CSX Pension Plan to which I am otherwise entitled. This enhancement shall be in the form of two (2) years of service plus the ability to take an unreduced pension three (3) years early. I understand that the additional age and service will count towards my eligibility to retire and the calculation of benefits to which I will be entitled under the terms of the CSX Pension Plan Summary Plan Description Traditional Formula or Cash Balance Benefit, as applicable.

c.    2019 MICP. I understand that I will be eligible for a pro-rata MICP bonus for 2019 (inclusive of my service through my Separation Date) in the event such bonuses are awarded to other employees of the Company and subject to the terms of such program, based on my target incentive opportunity, company performance for 2019 and my regular earnings through and including my Separation Date. “Regular earnings” does not include my Separation Pay. My pro-rata 2019 MICP bonus will be paid to me in a lump sum at the same time 2019 MICP bonuses are paid to other employees whose employment has not terminated, subject to actual company performance and appropriate withholding of amounts for federal, state and local income and employment taxes and all other legally required withholdings.

d.    Long Term Incentives (“LTIs”).

(i)    Performance Award: I understand that I will be eligible for a prorated amount of outstanding performance awards I may have based on service through my Separation Date under the 2017, 2018 and 2019 Long Term Incentive Plans (“LTIPs”) to the extent these awards are paid out to other employees of the Company, subject to the terms of those plans. Any pro-rata LTIP award will be made at the time such awards are paid out to other employees of the Company and be subject to any applicable taxes and withholdings.

(ii)    Restricted Stock Units (RSUs): I understand that I will be eligible for prorated vesting, based on service through my Separation Date, of any outstanding RSUs I may have that were granted in February 2017. Any RSUs will be paid out at the time such awards are paid out to other employees of the Company and will be subject to any applicable taxes and withholdings.

(iii)    Stock Options: I understand that I will be eligible for a prorated vesting, based on service through my Separation Date, of any outstanding stock options I may have that were granted in February 2017, February 2018 and February 2019. I understand that these prorated stock options will vest and be exercisable at the time such grants vest and become exercisable to other employees of the Company.

e.    Restricted Stock Award. I understand that I received a restricted stock retention incentive award on February 10, 2016, and that I will be eligible for a prorated vesting of this incentive award based on service through my Separation Date, subject to any applicable taxes and withholdings.

f.    Outplacement/Financial and Tax Planning Services. I understand that I shall be eligible for outplacement, financial services and tax planning services through an organization designated by the Company. I understand that I must initiate these services on or before January 1, 2020.

7.    Return of Property. I have returned, or I agree to return all property belonging to the Company, including without limitation all keys, credit cards, manuals, computers, equipment and software, records, data, plans, customer lists, computer programs and related documentation or other documents or materials of any nature that are in my possession or control that I obtained from the Company or compiled or produced for the Company during my employment and any and all copies thereof, which shall include all confidential and/or proprietary information as described in Paragraph 17 of this Agreement.

8.    No Admission of Liability. It is understood and agreed that this Agreement and the furnishing of the consideration for this Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by the Released Parties. Liability for any and all claims is expressly denied by the Released Parties.

9.    Successors. I agree that all of the provisions of this Agreement are binding upon my heirs, executors, administrators and assigns. I understand that by signing this Agreement I am not giving up any rights I currently have under the CSX Pension Plan or CSXtra.

10.    Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application; and to this end the provisions of this Agreement are declared to be severable.

11.    Consideration Period. The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it. I acknowledge that I was given a period of twenty-one (21) days to review and consider this Agreement, and that I was encouraged to consult an attorney before signing it. I understand that I may use as much or all of this 21-day period as I wish prior to signing and have done so.

12.    Revocation. I understand that I may revoke this Agreement within seven (7) days (the “Revocation Period”) after I sign it by written notice to:

CSX Compensation & Benefits

ATTN: Michelle Mullen

500 Water Street, J400

Jacksonville, FL 32202

To constitute an effective revocation, the Company must in fact receive the written revocation by the close of business on the last day of the Revocation Period. Upon the expiration of the Revocation Period without receipt of such a statement, this Agreement will become effective and irrevocable. I understand that if I revoke this Agreement, I will not receive the payments or benefits described in this Agreement. If I do not revoke this Agreement, it will go into effect on the day after the Last Revocation Day, which will be the “Effective Date” of this Agreement.

13.    Non-Reliance. I represent that in signing this Agreement, I do not rely on nor have relied on any representation or statement not specifically set forth in this Agreement by any of the Released Parties with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement may not be changed orally, and any written change or amendment must be signed and accepted by the Company.

14.    Governing Law. This Agreement will be governed, construed, and interpreted under the laws of the State of Florida and, where applicable, Federal law.

15.    Section 409A. It is intended that any amounts payable under this Agreement and the Plan will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and treasury regulations relating thereto, so as not to subject me to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement shall be interpreted and construed accordingly; provided, however, that the Companies and the other Released Parties shall not be responsible for any taxes, penalties, interest or other losses or expenses incurred by me due to any failure to comply with Section 409A of the Code. In furtherance thereof, the terms of this Agreement and the Plan, to the extent necessary, may be modified to be exempt from and so comply with Section 409A of the Code. All references in this Agreement to my separation of employment shall mean a separation from service within the meaning of Section 409A of the Code. Each payment under this Agreement as a result of the separation of my service shall be considered a separate payment for purposes of Section 409A of the Code.

16.    Restrictive Covenants. By signing this Agreement, I understand that I will continue to abide by the terms of my Confidentiality, Non-Solicitation and Non-Competition Agreement that I signed on October 29, 2018. A copy of said Confidentiality, Non-Solicitation and Non-Competition Agreement is attached to this Agreement as Exhibit 2, and its terms are expressly incorporated herein. I further acknowledge and agree that I must comply with the terms of my Confidentiality, Non-Solicitation and Non-Competition Agreement to receive the Severance Pay and benefits described in Paragraph 6 above. Following the Separation Date, the Confidentiality, Non-Solicitation and Non-Competition Agreement shall be the only outstanding agreement between me and the Company that relates to confidentiality, non-competition and non-solicitation covenants. The Company and I understand and agree to discuss any future matters that may relate to my obligations under this Paragraph 16, including a request by me for a waiver of the non-competition provision, which the Company agrees to take under serious consideration.

17.    Confidential Information/Restrictions on Use and Future Activities. The parties recognize that during my employment, I have learned trade secrets and other information confidential to the Company and that the Company would be substantially injured if the confidentiality of such information were not maintained. For the purposes of this Paragraph 17, “Confidential Information” means and includes every item of and all the contents of any discussions, documents, information, technology, procedures, customer lists, business plans, employee compensation data, pricing information, strategies, software, financial data, ideas and assumptions and all other material relating to or in connection with my employment with the Companies and their property, business methods and practices, suppliers and customers, other than that which is generally known to the public. To the extent that the Confidential Information comprises any written material or other material in a reproducible form by any means whatsoever, whether manual, mechanical or electronic, I will not copy, extract or reproduce the same by any means whatsoever, nor provide nor otherwise make such material available to any third party, nor use such Confidential Information for my own purposes.

I further acknowledge that during the course of my employment I may have become aware of communications or documents protected by the attorney client privilege or the work product doctrine, and that I am not entitled to waive such privilege or to disclose such information or communications to others, except as required by law and subject to conditions set forth herein.

I agree not to disclose to third persons such protected documents or Confidential Information without the prior consent of the Companies, whether for compensation or otherwise. I further agree not to use such documents or Confidential Information for any purpose detrimental to the Companies. I will at all times use your best possible reasonable efforts to ensure that any person to whom the Confidential Information is disclosed pursuant to this Agreement keeps the same secret and confidential and observes an obligation of confidentiality in relation to the matters specified in this Paragraph.

Notwithstanding the foregoing, I acknowledge and understand that I have the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations. As such, nothing in this Agreement or otherwise prohibits or limits me from disclosing this Agreement to, or from cooperating with or reporting violations to or initiating communications with, the SEC or any other such governmental entity or self-regulatory organization, and I may do so without notifying the Company. The Company may not retaliate against me for any of these activities, and nothing in this Agreement or otherwise requires me to waive any monetary award or other payment that I might become entitled to from the SEC or any other governmental entity or self-regulatory organization. Moreover, nothing in this Agreement or otherwise prohibits me from notifying the Company that I am going to make a report or disclosure to law enforcement.

18.    Mutual Cooperation, Non-Disparagement. The parties mutually agree to conduct themselves with a spirit of harmony and mutual cooperation. I agree to refrain from expressing (or causing others to express) to any third party any derogatory or negative opinions concerning the Companies or their affiliates or their respective officers, directors, operations, services or employees. On behalf of itself, its officers and directors, the Company agrees to refrain from expressing (or permitting others to express) to any third party any derogatory or negative opinions concerning me or my service to the Company. I understand that the Company will advise the members of the Executive Committee of their obligations under this paragraph 18. Notwithstanding the above, nothing herein shall be construed to prevent or restrict me from responding truthfully to questions or requests as a part of an inquiry conducted by a court, government or law enforcement agency or in response to a subpoena or as otherwise required by law, or as otherwise expressly provided for in this Agreement.

Further, notwithstanding my separation, I agree that to the extent required by the Company at any time in the future, I will cooperate and provide information and assistance to the Company in any dispute, proceeding, arbitration, investigation or litigation involving the Company or its affiliates of which I have knowledge or involvement as a result of my employment with the Company, including providing whatever information I have available to the Company, their attorneys, agents or contractors, as well as meeting with the Company’s officials, attorneys, agents or contractors, if requested to do so. I expressly agree and understand that at the Company’s request I shall make myself available for meetings on reasonable terms as such meetings may be necessary to effectuate the business of the Company and/or to provide for the defense or representation of the Company in any dispute, proceeding, arbitration, investigation or litigation involving the Company or its affiliates. During any such activity, I will be reimbursed for reasonable and customary expenses in accordance with the Company’s Travel and Expense Reimbursement policies and procedures.

I HAVE CAREFULLY READ THIS AGREEMENT. I FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT IT CONTAINS AN UNCONDITIONAL, GENERAL, AND VOLUNTARY RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THAT I MIGHT HAVE RELATING TO, OR ARISING OUT OF, MY EMPLOYMENT WITH THE COMPANY. I ENTER INTO THIS AGREEMENT VOLUNTARILY, WITHOUT COERCION, AND BASED ON MY OWN JUDGMENT AND NOT IN RELIANCE UPON ANY REPRESENTATIONS, SUGGESTIONS OR PROMISES BY THE COMPANY, OTHER THAN THOSE CONTAINED HEREIN OR IN THE PLAN. I AM SIGNING THIS AGREEMENT VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL CLAIMS RELATING TO, OR ARISING OUT OF, MY EMPLOYMENT AND THE TERMINATION OF MY EMPLOYMENT.

FRANK LONEGRO

Date

FOR CSX

Name (Printed)

Name (Signature)

Title

Date